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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Cellular Technical Services Company, Inc. (the "Company") pertaining to the 1996 Stock Option Plan, as amended and the 1993 Non-Employee Director Stock Option Plan, as amended, of our report dated February 8, 2000 with respect to the financial statements and schedules of the Company included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
August 21, 2000


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